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                                                                    EXHIBIT 23.6



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139, 33- 64127, 33-65479, 33-65493,
33-65497, 333-00265, 333-00717,  333-00765, 333-00835,  333-06723, 333-07615
and 333-19813) on Form S-3, the Prospectus constituting part of the Registration Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33-60843, 33-64827,
33-64829, 33-64831, 33-65483, 33-65485, 33-65487, 333-06177, 333-06179, 333-
16025 and 333-16027) on Form S-8 of Tele-Communications, Inc. of our report dated March 7, 1997 on the financial statements of American PCS, L.P. (A Delaware Limited Partnership) as of and for the year ended December 31, 1996 referred to in the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1996.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Washington, DC
March 25, 1997